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                                                               EXHIBIT 23.8


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports dated April 20, 1995 with respect to the financial statements of Metropolitan Houston Paging Services, Inc. included in ProNet Inc.'s Form 8-K dated May 18, 1995, and to all references to our firm included in this Registration Statement.



                                       /s/ Arthur Andersen LLP
                                       -----------------------------
                                           Arthur Andersen LLP


Little Rock, Arkansas,
December 18, 1995.